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                                                                       Exhibit 4

                              ASSIGNMENT AGREEMENT

This Assignment Agreement (the "Agreement") is made and entered into this 11th day of October, 2002, by and between Fir Tree Recovery Master Fund, LP and Fir Tree Value Partners, LDC (collectively, "Noteholder"), and NaviSite, Inc., or a wholly-owned subsidiary or other affiliate ("Buyer").

     WHEREAS, on August 5, 2002, Interliant, Inc. and its subsidiaries (collectively, the "Debtors") filed petitions under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sec. 101, et al., with the Bankruptcy Court for the Southern District of -- -- New York (the "Bankruptcy Case");

     WHEREAS, Noteholder owns certain senior note obligations of Interliant, Inc. listed on Schedule 1 hereto (including accrued interest thereon, the "Assigned Claims");

     WHEREAS, Noteholder desires to sell and assign the Assigned Claims to Buyer;

     WHEREAS, Buyer desires to purchase the Assigned Claims from Noteholder; and

     WHEREAS, Buyer and Noteholder have agreed upon the terms and conditions of such sale and assignment, and desire to reduce the same to writing.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, and in order to prescribe the terms and conditions of such assignment, the parties hereto agree as follows:

          1.       Assignment and Purchase.

     Subject to the terms and conditions of this Agreement, Noteholder hereby agrees to sell, transfer and assign to Buyer, and Buyer hereby agrees to purchase from Noteholder on the date hereof, all of Noteholder's rights, title and interest in the Assigned Claims. Buyer shall pay the Purchase Price on the date hereof by wire transfer of federal funds to Noteholder concurrently with the Noteholder delivering to Buyer an Assignment of Claims in the form attached hereto as Exhibit A.

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          2.       Representations and Warranties.

     (a) Noteholder represents and warrants to Buyer that as of the date of this
Agreement: (i) the Assigned Claims are not subject to any prior assignment or transfer, in whole or part; (ii) Noteholder is the sole and lawful owner of the Assigned Claims, free and clear of adverse claims, liens, interests and encumbrances other than those created by applicable securities or bankruptcy laws; (iii) Noteholder has the full corporate power and authority to execute this Agreement and to consummate the transactions contemplated herein; (iv) the transactions contemplated herein do not constitute a violation of any known material agreement and no additional consent is required to effectuate such assignment; (v) the outstanding principal amount of the Assigned Claims is not less than $16,476,575; (vi) the Noteholder has not received any payments from the Debtors on the Assigned Claims; (vii) Noteholder does not have any unsatisfied obligations to Debtor and is not aware of any basis upon which Debtor may seek to offset or recoup its obligations under the Assigned Claims;
(viii) Noteholder does not hold any other securities of , interests in or claims against any of the Debtors; (ix) Noteholder has no knowledge of any challenge in writing from any party as to the validity or enforceability of the Debtors' obligations under the Assigned Claims nor does Noteholder have any knowledge of any challenge from any of the other creditors or stockholders of Interliant, Inc. as to the validity or enforceability of the Debtors' obligations under the Assigned Claims; (x) Noteholder has no knowledge of any agreement or understanding with respect to the Debtors' obligations under the Assigned Claims, which has not previously been disclosed to Buyer in writing; and (xi) Noteholder has delivered to Buyer a true and correct copy of all documents in its possession associated with the Assigned Claims. The obligations of Buyer hereunder are subject to the condition that the foregoing representations and warranties of Noteholder shall be true on and as of the date hereof in all material respects. By its acceptance of this Agreement, Buyer acknowledges that, except for the above representations and warranties, (i) Noteholder has not made and does not make any representation or warranty, whether express or implied, of any kind or character in connection with this Agreement, the Assigned Claims being purchased and sold hereunder, any aspect of the underlying transactions, the financial condition of the Debtors, or the aforesaid documents and (ii) the assignment by Noteholder of the Assigned Claims to Buyer shall be irrevocable and without recourse to Noteholder.

     (b) Buyer represents and warrants to Noteholder that as of the date of this
Agreement: (i) Buyer has the full corporate power and authority to execute this Agreement and to consummate the transactions contemplated herein; and (ii) Buyer has sufficient cash, cash


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equivalents and availability under lines of credit in an amount greater than the
Purchase Price (free and clear of any liens and restrictions) and such funds or the applicable portion thereof will be available (free and clear of any liens or restrictions) to pay the Purchase Price. The obligations of Noteholder hereunder are subject to the condition that the foregoing representations and warranties of the Buyer shall be true on and as of the date hereof in all material respects.

     (c) Buyer acknowledges that Noteholder and its affiliates may possess material non-public information not known to Buyer regarding or relating to the Debtors or the Assigned Claims, including, but not limited to, information concerning the business, financial condition, results of operations, prospects or plans of the Debtors, and Buyer acknowledge that it has not requested any such information and agrees that neither Noteholder nor its affiliates shall have any liability whatsoever (and Buyer hereby waives and releases all claims that it may otherwise have) with respect to the nondisclosure of such information, whether before or after the date of this Agreement.

          3.       Further Covenants and Assurances.

     Noteholder shall execute and deliver such further assignments, releases or other instruments as Buyer reasonably requests to effectuate the transfer and assignment of the Assigned Claims to Buyer, including, if Noteholder files any proofs of claim with respect to the Assigned Claims prior to the date hereof, an assignment of all proofs of claim filed by Noteholder in the Bankruptcy Case with respect to the Assigned Claims. In the event of a breach of any of Noteholder's representations or warranties contained under Section 2 (a) above and such breach has a material adverse effect on Noteholder's ability to consummate the transactions contemplated by this Agreement or on the Assigned Claims, Buyer shall have the right to rescind the assignment herein and assign the Assigned Claims back to the Noteholder in exchange for a full refund of the Purchase Price. Noteholder will immediately deliver such payment by wire transfer of federal funds to the Buyer or as the Buyer may direct.

          4. Waivers. A waiver of any term or condition of this Agreement shall be valid only if it is in writing and executed by the party so waiving. The failure of any of the parties in any one or more instances to insist upon performance of any terms, covenant or conditions of this Agreement shall not be construed to be a waiver of future performance of any such term, covenant or condition but the obligation of either party with respect thereto shall continue in full force and effect.

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          5. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the State of New York notwithstanding any reference in such laws to the laws of another jurisdiction.

          6. Notices. All notices, demands or other communications hereunder shall be in writing and shall be given by (1) deposit in United States mail, sent by certified or registered mail, postage prepaid, (2) nationally recognized overnight courier service, service prepaid, which requires written acknowledgement or receipt, or (3) personal delivery, to the following parties:

           If to Buyer:                    Joseph K. Suyemoto, Esq.
           -----------                     NaviSite, Inc.
                                           400 Minuteman Road
                                           Andover, Massachusetts 01810
                                           Fax:  (978) 946-7803
                                           Phone: (978) 946-7813

           With a copy to:                 Mark T. Power, Esq.
           --------------                  Hahn & Hessen LLP
                                           350 Fifth Avenue
                                           New York, New York 10118-0075
                                           Fax:  (212) 594-7167
                                           Phone:  (212) 946-0269


           If to Noteholder:               c/o Fir Tree Partners
           -----------------               535 Fifth Avenue
                                           31st Floor
                                           New York, New York 10017
                                           Attn: Scott Henkin

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           With a copy to:                 Eliot Raffkind, Esq.
           --------------                  Akin, Gump, Strauss, Hauer & Feld LLP
                                           1700 Pacific Avenue, Suite 4100
                                           Dallas Texas 75201

or to such other address as Buyer or Noteholder shall have last designated in writing to the other party in a notice meeting the requirements of this
Section 6.

          7. Entire Agreement; Construction. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement executed by the parties hereto. This Agreement has been negotiated at arm's-length by the parties and their respective advisors. This Agreement shall not be construed as having been "drafted" by any one party and shall not be construed against any party as a drafting party. The interpretation, application, meaning or construction of any of the terms or provisions of this Agreement shall be construed pursuant to the terms hereof, without bias in favor of or against any party hereto, and regardless of the party who drafted or prepared such term or provision.

          8. Assignment. Neither this Agreement nor any rights or obligations of either party hereunder may be assigned to any other person without the prior written consent of the other party, except that Buyer may assign the Assigned Claims to one or more of its affiliates. Subject to the foregoing, the provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

          9. Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same Agreement.

                  [Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month, and year first above written.

                          BUYER:

                          NAVISITE, INC.,
                          a Delaware corporation

                          By:      /s/ Arthur Becker
                                   --------------------------------------------
                                   Name: Arthur Becker
                                         --------------------------------------
                                   Title: Director
                                          -------------------------------------


                          NOTEHOLDERS:

                          FIR TREE RECOVERY MASTER FUND, LP

                          By:      /s/ Scott Henkin
                                   --------------------------------------------
                                   Name: Scott Henkin
                                         --------------------------------------
                                   Title:  Vice President and Authorized Person
                                         --------------------------------------


                          FIR TREE VALUE PARTNERS, LDC

                          By:      /s/ Scott Henkin
                                   --------------------------------------------
                                   Name: Scott Henkin
                                         --------------------------------------
                                   Title:  Vice President and Authorized Person
                                         --------------------------------------


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                                   SCHEDULE 1

Principal Amount of 10% Convertible Senior Notes of Interliant, Inc. $16,476,575


Interliant Convertible Notes 10% 12/15/06 144A (held at Bear)

Fir Tree Value Partners, LDC                             13,743,381
Fir Tree Recovery Master Fund, LP                           722,474

TOTAL                                                    14,465,855


Interliant Convertible Notes 10% 12/15/06 Registered (held at Bear)

Fir Tree Value Partners, LDC                              1,682,208
Fir Tree Recovery Master Fund, LP                           328,512

TOTAL                                                     2,010,720

GRAND TOTAL AT FIR TREE ENTITIES                         16,476,575



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                                    EXHIBIT A

                          FORM OF ASSIGNMENT OF CLAIMS

                                   ASSIGNMENT
                                   ----------

     Pursuant to and in accordance with the terms of that certain Assignment Agreement entered into by and between the parties hereto on October __, 2002, and in consideration of the payment by NaviSite, Inc., a corporation with an office at 400 Minuteman Road, Andover, MA 01810 ("Assignee"), of good and valuable consideration, the receipt of which is hereby acknowledged, Fir Tree Recovery Master Fund, LP and Fir Tree Value Partners, LDC. with an office at 535 Fifth Avenue, 31st Floor, New York, N.Y. 10017 ("Assignor") assigns and transfers to Assignee all claims, rights and interests against Interliant, Inc. and its subsidiaries (collectively, the "Debtors") that are owing under those certain 10% Convertible Senior Noted due 2006, and certain related documents, which documents are listed on Schedule A attached hereto and made a part hereof.

     This Assignment shall be governed by the internal laws of the State of New York without regard to principals of conflicts of law.

     IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized officer as of this __ day of October, 2002.

                          FIR TREE RECOVERY MASTER FUND, LP

                               and

                          FIR TREE VALUE PARTNERS, LDC.

                          By: /s/ Scott Henkin
                              -------------------------------------------
                              Name: Scott Henkin
                                    -------------------------------------
                              Title: Vice President and Authorized Person
                                     ------------------------------------

     The undersigned hereby consents to and acknowledges receipt of a copy of this Assignment this ___ day of October, 2002.


                          NAVISITE, INC.

                          By: /s/ Arthur Becker
                              -------------------------------------------
                              Name: Arthur Becker
                                    -------------------------------------
                              Title: Director
                                     ------------------------------------



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

STATE OF NEW YORK  )
                    ss.:
COUNTY OF NEW YORK )

     On the __ day of October, in the year 2002, before me the undersigned, a notary public in and for said state, personally appeared Scott Henkin, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledge to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                      /s/ Thomas D. Shanahan
                                      ----------------------
                                      Notary Public

                                                       THOMAS D. SHANAHAN
                                                Notary Public, State of New York
                                                        No. 02SH5083105
                                                  Qualified in Richmond County
                                               Commission Expires August 4, 2006




COMMONWEALTH OF MASSACHUSETTS)
                               ss.:
COUNTY OF                    )

     On the __ day of October, in the year 2002, before me the undersigned, a notary public in and for said state, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledge to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.


                                      ----------------------
                                      Notary Public

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